Exhibit 10.21

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement (this “Agreement”) is made and entered into as of December 14, 2020 (the “Effective Date”) between Jasper Therapeutics, Inc., a Delaware corporation with a principal place of business at 2200 Bridge Parkway, Suite #102, Redwood City, CA 94065 (“Jasper”), and Zai Lab Limited, Cayman Islands corporation with a principal place of business at 4560 Jinke Road, Bldg. 1, 4F, Pudong, Shanghai, China 201210 (“Zai Lab”). Jasper and Zai Lab are referred to each as a “Party” or collectively as the “Parties”, respectively.

RECITALS

WHEREAS, Jasper has developed the JSP191 antibody which binds to the CD117 receptor for stem cell factor on blood forming cells (“JSP191”); and

WHEREAS, Zai Lab has developed the ZL-1201, an anti-IgG4anti-CD47 agent (“ZL-1201”); and

WHEREAS, the Parties are interested in undertaking the Research Plan (attached as Annex III) (the “Research Plan”) to test the hypothesis that combinational treatment of JSP191 and anti-CD47 antibody synergistically depletes endogenous HSC in immunocompetent NHP with minimum toxicity (the “Project”) based on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

1. Supply of Materials.

1.1 Promptly following full execution of this Agreement: (i) Jasper shall provide Zai Lab […***…] with the Jasper Material (as defined in Annex I) for use in the Project, in such amounts as specified in Annex I and will conduct the work described in the Research Plan; and (ii) Zai Lab shall provide Jasper […***…] with the Zai Lab Material (as defined in Annex II) for use in the Project, in such amounts as specified in Annex II and will conduct the work described in the Research Plan. The Jasper Material and Zai Lab Material are referred to each as “Material”, and collectively, the “Materials”.

2. Permitted Use of Materials.

2.1 Each Party shall remain the sole owner of the Material provided by such Party and hereby grants to the other Party a non-exclusive, royalty free, fully paid up license to use such Material solely for the purposes of this Agreement. Each Party shall be entitled to use the other Party’s Material only within the scope of this Agreement and the Project and shall not be entitled to use such Material for any other purposes. Without limiting the foregoing, neither Party shall be permitted to use the other Party’s Material for any further research or development activities, outside the Project, or for any commercialization purposes.

2.2 Neither Party shall: (i) provide or disclose the other Party’s Material to any other third party without the other Party’s prior written consent; or (ii) use the other Party’s Material in any other experiments than the experiments described in the Research Plan and, in particular, neither Party shall reverse-engineer or analyze, or cause and/or permit reverse-engineering or analysis of the other Party’s Material, whether physically, chemically or biologically. Each Party shall immediately return to the other Party any unused Material of the providing Party at any time upon the providing Party’s request or, after termination of this Agreement, without the providing Party’s request.

3. Allocation of Costs.

The Parties shall each be responsible for fifty percent (50%) of […***…] costs (including […***…] costs and costs of […***…], but not including […***…] or […***…] costs) necessary to perform the Research Plan, not to exceed a total of two hundred fifty thousand dollars (US$250,000)) unless mutually agreed by the Parties in writing.

4. Confidential Information.

4.1 Confidential Information means any and all data, information, scientific or technical information relating to Jasper Material, the Zai Lab Material, procedures, formulae, data, improvements, developments, manufacturing processes, trade secrets and know-how and other commercially valuable information of whatever description and in whatever form (whether written or oral, visible or invisible) owned or controlled by either Party and made available by such Party (the “Disclosing Party”) to the other Party (or its agents or contractors) (the “Receiving Party”). For clarity, the Jasper Material and information relating thereto is and shall be deemed the Confidential Information of Jasper, while the Zai Lab Material and all information relating thereto is and shall be deemed the Confidential Information of Zai Lab. The Receiving Party will: (i) keep confidential all of the Disclosing Party’s Confidential Information; (ii) not use the Disclosing Party’s Confidential Information except for the purpose of this Agreement; and (iii) not disclose, without the Disclosing Party’s prior written consent, the Disclosing Party’s Confidential Information to any person except to those of its employees who have a need to know it, and who shall be bound by obligations of confidentiality and non-use on similar terms to those set out in this clause. The Receiving Party will use all reasonable endeavors to ensure that those employees will comply with their obligation of confidentiality.

4.2 Nothing in this Agreement prohibits the Receiving Party disclosing or using Confidential Information, that, as can be shown by written records or equivalent evidence of the Receiving Party: (i) is or becomes generally available in the public domain, otherwise as a result of any non-compliance with the terms of this Agreement; or (ii) was known to the Receiving Party prior to disclosure hereunder; or (iii) is disclosed, revealed or otherwise made available to the Receiving Party by a third party that is under no obligation of non-disclosure to the Disclosing Party.

4.3 The Receiving Party shall also be entitled to disclose Confidential Information if and to the extent such Confidential Information is required to be disclosed under applicable law or by court order; provided, however, that the Receiving Party shall furnish the Disclosing Party with as much prior written notice of such disclosure as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, to take appropriate action in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public. The Receiving Party shall take necessary steps to limit the scope of Confidential Information to the required minimum.

4.4 Any non-compliance with the confidentiality obligations set out in this Section 4 shall be considered a material breach of this Agreement.

5. Properties of the Materials.

Each Party acknowledges that the other Party’s Material is experimental in nature, may have hazardous properties and is supplied by the other Party on an “as is” basis. Neither Party gives any warranty and each Party expressly excludes any responsibility for the suitability of such Party’s Material for use according to the Research Plan. Each Party understands and agrees that the other Party’s Material is to be handled and used with caution, and that such Material is not to be used for testing in or treatment of humans. EACH PARTY’S MATERIAL IS PROVIDED WITH NO WARRANTIES OF ANY KIND, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE.

6. Reports.

Each Party shall undertake in a timely and professional manner, in accordance with industry best practices and all applicable laws and regulations, all studies and analyses designated for performance by such Party set forth in the Research Plan and will furnish to the other Party a written report detailing the uses made of the Materials and a description of the results including all data and relevant procedures made or obtained by such Party during the course of the Project (the “Reports”). The Reports will be deemed the Confidential Information of both Parties, provided that either Party shall have the right to share the results of the Project and the Reports in a blinded form with third parties under obligations of confidentiality, to the extent reasonably necessary or desirable in connection with any regulatory filings or approvals sought by either Party, or in connection with any financing, investment, acquisition, or other strategic transaction involving such Party.

7. Intellectual Property Rights / Results.

7.1 Any intellectual property rights, including, but not limited to patent rights, technologies, know-how and trade secrets (“Intellectual Property Rights”) owned by a Party or licensed by a third party to a Party as of the Effective Date (the “Background IP”) shall in relation to the other Party, remain the sole property of the Party that owned or was licensed to use such Background IP. For the avoidance of doubt, the Parties agree that the Jasper Material shall be deemed Jasper Background IP and the Zai Lab Material shall be deemed Zai Lab Background IP.

7.2 The Parties agree that Jasper shall exclusively own any and all Intellectual Property Rights developed by either Party (either independently or jointly) that relate exclusively or primarily to the Jasper Background IP (the “Jasper Improvements”). Zai Lab hereby irrevocably and unconditionally assigns to Jasper all right, title, and interest Zai Lab may have in or to any and all Jasper Improvements.

7.3 The Parties agree that Zai Lab shall exclusively own any and all Intellectual Property Rights developed by either Party (either independently or jointly) that relate exclusively or primarily to the Zai Lab Background IP (the “Zai Lab Improvements”). Jasper hereby irrevocably and unconditionally assigns to Zai Lab all right, title, and interest Jasper may have in or to any and all Zai Lab Improvements.

7.4 All other Intellectual Property Rights developed under this Agreement that relate to the combination of Jasper Background IP and Zai Lab Background IP shall be jointly owned by both Parties, without a duty of accounting to the other Party. Each Party hereby irrevocably and unconditionally assigns to the other Party an undivided one-half interest in such Intellectual Property Rights.

7.5 Zai Lab hereby grants to Jasper a non-exclusive, royalty-free license during the term of this Agreement to use the Zai Lab Background IP and the Zai Lab Improvements to the extent reasonably necessary for Jasper to undertake its obligations in furtherance of the Project.

7.6 Jasper hereby grants to Zai Lab a non-exclusive, royalty-free license during the term of this Agreement to use the Jasper Background IP and Jasper Improvements to the extent reasonably necessary for Zai Lab to undertake its obligations in furtherance of the Project.

7.7 There are no implied rights or licenses granted under this Agreement, and except as expressly provided herein, each Party shall retain all right, title, and interest in and to all of such Party’s respective Intellectual Property Rights. Without limiting the foregoing, nothing in this Agreement shall act as any assignment or transfer of the Background IP of either Party.

8. Publication of Results.

The Parties agree to collaborate on any joint publication of the results of the Project. Neither Party shall publish any results of the Project without the prior written consent of the other Party following review of the proposed publication.

9. Term and Termination.

This Agreement is effective as of the Effective Date, and shall expire upon completion of the Project. Either Party may terminate this Agreement at its convenience with thirty (30) days’ prior written notice to the other Party, or immediately upon notice for any material breach by the other Party of the provisions of this Agreement. Each Party’s confidentiality obligations and non-disclosure restrictions shall survive expiration or termination of this Agreement.

Upon termination or expiration of this Agreement: (i) Zai Lab shall return the remaining Jasper Material and destroy all Jasper Confidential Information in its possession or control, and shall also deliver to Jasper a statement signed by an authorized representative of Zai Lab certifying that all such Jasper Material and Confidential Information have been so delivered or destroyed; and (ii) Jasper shall return the remaining Zai Lab Material and destroy all Zai Lab Confidential Information in its possession or control, and shall also deliver to Zai Lab a statement signed by an authorized representative of Jasper certifying that all such Zai Lab Material and Confidential Information have been so delivered or destroyed.

10. Representations and Warranties.

Each Party represents and warrants to the other Party that: (i) such Party has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by such Party in this Agreement; (ii) such Party has the appropriately qualified and experienced staff and the necessary equipment, experience, means and techniques in order for its activities hereunder to be performed in accordance with the terms and conditions of this Agreement; (iii) such Party’s obligations under the Research Plan shall be performed in a timely, professional and workmanlike manner, consistent with generally accepted industry standards, and in compliance with applicable laws and regulations; and (iv) none of such Party’s employees in connection with this Agreement have been debarred or disqualified by any regulatory authority or under any applicable laws or regulations, and such Party will not use in any capacity in connection with this Agreement the services of any individual debarred or disqualified by any regulatory authority or under any applicable laws or regulations.

11. Indemnification.

Each Party hereby agrees to defend, indemnify and hold the other Party, its directors, officers, employees and agents, harmless from and against any third party loss, claim, damage or liability of any kind which may arise from the use, handling or storage of the other Party’s Materials by or through the handling or storing Party, except to the extent such loss, claim, damage, or liability is caused by the gross negligence or willful misconduct of the other Party. Each Party hereby agrees to defend, indemnify and hold the other Party, its directors, officers, employees and agents, harmless from and against any third party loss, claim, damage or liability of any kind which may arise from the gross negligence or willful misconduct of such Party in connection with this Agreement.

12. Limitation of Liability.

EXCEPT ARISING OUT OF A PARTY’S INDEMNIFICATION OBLIGATIONS OR BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER, OR FOR A PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER THIS AGREEMENT FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE, REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

13. Assignment.

Neither Party may assign any rights or duties under this Agreement to any other party without the prior written consent of the other Party, provided, however, that either Party may assign this Agreement to a third party in connection with a sale of all or substantially all of the business or assets of such Party related to this Agreement.

14. Applicable Law / Place of Jurisdiction.

The form, execution, validity, construction and effect of this Agreement shall be determined by the laws of New York, New York, regardless of the choice of law principles of that or any other jurisdiction. The rights and obligations of the Parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods, to the extent applicable.

Exclusive place of jurisdiction for all disputes arising from or in connection with this Agreement is New York, New York. The Parties each waive their right to a jury trial in connection with any dispute concerning this Agreement.

15. Entire Agreement; Amendments.

This Agreement constitutes the entire understanding of the Parties and supersedes any previous Agreements between the Parties (whether written or oral) relating to the subject matter. All modifications or amendments to this Agreement shall be done in writing executed by both Parties.

16. Force Majeure.

If either Party hereto is prevented from carrying out its obligations under this Agreement by events beyond its reasonable control, acts of God or government, pandemics or epidemics, including, but not limited to, the COVID-19 pandemic, natural disasters, including earthquakes or storms, fire, political strife, terrorism, failure or delay of transportation, then such Party’s performance of its obligations hereunder shall be excused during the period of such events and for a reasonable period of recovery thereafter, and the time for performance of such obligations shall be automatically extended for a period of time equal to the duration of such events; provided, however, that the Party claiming force majeure shall promptly notify the other Party of the existence of such force majeure, shall use commercially reasonable efforts to avoid or remedy such force majeure and shall continue performance hereunder promptly whenever such force majeure is avoided or remedied.

17. Severability.

If any provision of this Agreement shall be determined to be invalid or unenforceable, the validity of the other provisions shall remain unaffected. The Parties shall attempt in good faith to negotiate and replace the respective provision by another provision which is valid and enforceable and which represents the purpose of the original provision as closely as possible. This shall apply accordingly to any unintended gaps in the Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first written above.

Jasper Therapeutics, Inc.		Zai Lab Limited

By:	/s/ Bill Lis CEO	By:	/s/ Tao Fu
Name:	Bill Lis CEO	Name:	Tao Fu
Title:	CEO	Title:	President

Annex I

Jasper Material

Jasper Material:

JSP191 antibody which binds to the CD117 receptor for stem cell factor on blood forming cells.

Amount of Jasper Material:

The amount of material provided to Zai Lab by Jasper shall be sufficient for performance of the study as described in Annex III.

Annex II

Zai Lab Material

Zai Lab Material:

ZL-1201, an IgG4 anti-CD47 agent.

Amount of Zai Lab Material:

The amount of material provided to Jasper by Zai Lab shall be sufficient for performance of the study as described in Annex III.

Annex III

Research Plan

1.0 Background

Successful engraftment of hematopoietic stem cells (HSC) requires overcoming non-immunologic barriers that hinder access to the HSC niches in the bone marrow. Targeted elimination of endogenous HSC to facilitate niche clearance would allow the engraftment of allogeneic HSC and substantially reduce the morbidity and mortality of allogeneic hematopoietic cell transplantation (HCT). Anti-mouse CD117 antibody (α-CD117, ACK2 clone) administered as a single conditioning agent has been shown to efficiently deplete endogenous HSC and enhance engraftment in immunodeficient mice (Czechowicz et al., 2007). Antagonizing CD47 signaling by anti-CD47 antibody or CD47 blockade enhances antibody-dependent cellular phagocytosis (ADCP), augments anti-CD117 antibody-mediated HSC depletion, and leads to successful engraftment in immunocompetent mice (Chhabra et al., 2016). A humanized anti-human CD117 monoclonal antibody (JSP191) has shown to deplete human HSC in mice xenografted with human cells permitting engraftment of a second human HSC allograft, and to safely depleted HSC in the marrow of non-human primates (NHP) (Kwon et al., 2019). A Phase 1 dose escalation trial using JSP191 as the sole conditioning agent has shown to achieve donor HSC engraftment in patients undergoing HCT for severe combined immunodeficiency (SCID) (Agarwal R et al., 2019). A novel monoclonal anti-human CD47 antibody has developed with anti-cancer therapeutic potential and shown to be tolerated in NHP with minimum toxicity (Liu J et al., 2015). The goal of this study is to examine whether combinational treatment of JSP191 and anti-CD47 antibody synergistically depletes endogenous HSC in immunocompetent NHP with minimum toxicity. 1mg/kg dose of JSP191 depletes endogenous HSC in NHP (Kwon et al., 2019) and has safely administered into SCID patients. A single intravenous infusion of anti-CD47 antibody at 1 mg/kg dose has tolerated well in NHP with mild transient anemia (Liu J et al., 2015). As a first pilot study, we will test the effects of combinational treatment of JSP191 and anti-CD47 antibody in NHP animals.

2.0 Scope

The procedures in this study includes administration of JSP191 and anti-CD47 antibody into cynomolgus macaques and monitoring of animals including animal health check and CBC. To access the effects of JSP191 and anti-CD47 on BM hematopoiesis, […***…] and […***…] will be performed. HSC and immune cell subset profiling will be performed using […***…] and flow cytometry analysis.

3.0 Experimental plan

Randomly assigned cynomolgus macaques will be grouped in sets of […***…] to receive JSP191 (group 1), anti-CD47 antibody (group 2), and both JSP191 and anti-CD47 antibody (group 3) (Figure 1). Assigned dose levels of JSP191 and anti-CD47 will be administered into animals via a single intravenous bolus injection. For group 3, JSP191 will be first infused followed by anti-CD47 administration. CBC, […***…], […***…] will be performed prior to treatment (pre-treatment, baseline) and up to […***…] post treatment. Animals will be monitored at least […***…] and clinical observations will be recorded […***…] or more often as clinical signs warranted. Animals will be examined for any altered clinical signs, including […***…] and […***…] activity, and observable changes in […***…]. Body weights will be recorded […***…].

4.0 Referencies

Czechowicz A, Kraft D, Weissman IL, Bhattacharya D. Efficient transplantation via antibody-based clearance of hematopoietic stem cell niches. Science 2007;318:1296-9.

Chhabra, A. Ring, A.M., Weiskopf, K, Schnorr, P.J., Hematopoietic stem cell transplantation in immunocompetent hosts without radiation or chemotherapy. Science Translational Medicine. 2016; 8(351) 351ra105.

Kwon HS, Logan AC, Chhabra A, et al., Anti-human CD117 antibody-mediated bone marrow niche clearance in nonhuman primates and humanized NSG mice. Blood 2019;133:2104-8.

Agarwal R, Dvorak CC, et al., Toxicity-free Hematopoietic stem cell engraftment achieved with anti-CD117 monoclonal antibody conditioning. Biology of Blood and Marrow Transplantation 2019;25 (3):S92.

Liu J, Wang L, et al., Pre-clinical development of a humanized anti-CD47 antibody with anti-cancer therapeutic potential. Plos One 2015 DOI:10.1371/journal.pone.0137345